                                                                   EXHIBIT 10(j)
                                                                   -------------

                                                         [NON-EMPLOYEE DIRECTOR]
                                                         ----------------------


                         THE ELDER-BEERMAN STORES CORP.
                      EQUITY AND PERFORMANCE INCENTIVE PLAN

                           Restricted Stock Agreement
                           ---------------------------


                WHEREAS, ________________ (the "Grantee") is a Non-Employee Director of The Elder- Beerman Stores Corp. (the "Corporation"); and

                WHEREAS, the execution of a restricted stock agreement in the form hereof (the "Agreement") has been authorized by a resolution of the Board of Directors (the "Board") of the Corporation duly adopted on ____________, 1997;

                NOW, THEREFORE, pursuant to the Corporation's Equity and Performance Incentive Plan (the "Plan"), the Corporation grants, as of _________________, 1997 (the "Date of Grant"), to the Grantee shares of the Corporation's common stock, par value $0.01 per share (the "Stock"), subject to the terms and conditions of the Plan and the following terms, conditions, limitations and restrictions:

        1. ISSUANCE OF STOCK. The Stock covered by this Agreement will be fully paid and nonassessable and will be represented by a certificate(s) registered in the name of the Grantee and bearing a legend referring to the restrictions hereinafter set forth.

        2. RESTRICTIONS ON TRANSFER OF STOCK. The Stock subject to this Agreement may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Corporation, until it has become vested in accordance with Section 3; provided, however, that the Grantee's interest in the Stock covered by this Agreement may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Stock covered by this Agreement that is in violation of this Section will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Stock covered by this Agreement. When and as permitted by the Plan, the Corporation may waive the restrictions set forth in this Section with respect to all or any portion of the Stock covered by this Agreement.

        3. VESTING OF STOCK. (a) The Stock covered by this Agreement will become nonforfeitable upon the third anniversary of the Date of Grant, if the Grantee remains a Non- Employee Director until the third anniversary of the Date of Grant.

                (b) Notwithstanding the provisions of Subsection (a) of this Section, all of the Stock covered by this Agreement will become immediately nonforfeitable in the event of the Grantee's death or disability, or upon the occurrence of a Change of Ownership that occurs while the Grantee is a Non-Employee Director of the Corporation.

        4. FORFEITURE OF STOCK. Any of the Stock covered by this Agreement that has not become vested in accordance with Section 3 will be forfeited upon the termination of the Grantee's service as a Non-Employee Director in circumstances other than those described in Section 3(b), unless the Committee determines to provide otherwise. In the event of a forfeiture, the certificates representing all of the Stock covered by this Agreement that has not become vested in accordance with Section 3 will be cancelled.

        5. DIVIDEND, VOTING AND OTHER RIGHTS. The Grantee will have all of the rights of a shareholder with respect to the Stock covered by this Agreement for so long as the Grantee holds such Stock, including the right to vote the Stock and receive any dividends that may be paid thereon. Any additional Stock that the Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Corporation is the surviving corporation or any other change in the capital structure of the Corporation will be subject to the same restrictions as the Stock covered by this Agreement.

        6. RETENTION OF SHARE CERTIFICATE(S) BY CORPORATION. The certificate(s) representing the Stock covered by this Agreement will be held in custody by the Corporation, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become vested in accordance with
Section 3.

        7. COMPLIANCE WITH LAW. The Corporation will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation will not be obligated to issue any restricted or unrestricted Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

        8. ADJUSTMENTS. The Committee may make any adjustments in the number or kind of shares of stock or other securities covered by this Agreement that the Committee, on its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Grantee's rights under this Agreement that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all of the Grantee's rights under this Agreement such alternative consideration as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all grants so replaced.

        9. WITHHOLDING. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any issuance of restricted or unrestricted Stock or other securities pursuant to this Agreement, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such Stock that the Grantee make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. If necessary, the Committee may require relinquishment of a portion of such Stock.

        10. NOTICES. Any notice necessary under this Agreement must be addressed to the Corporation or the Committee at the principal executive office of the Corporation and to the Grantee at the address appearing in the personnel records of the Corporation or a Subsidiary for such Grantee, or to either party at such other address as either party may designate in writing to the other. Any such notice will be deemed effective upon receipt thereof by the addressee.

        11. AGREEMENT SUBJECT TO THE PLAN. The Stock granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.

        12. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

        13. SEVERABILITY. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

        14. DEFINITIONS. All terms used herein with initial capital letters have the meanings assigned to them in the Plan or in this Agreement.

        15. GOVERNING LAW. This Agreement will be construed and governed in accordance with the laws of the State of Ohio.

                This Agreement is executed on __________________, _____.

                                              THE ELDER-BEERMAN STORES CORP.


                                              By:
                                                 ------------------------------

                The undersigned Grantee hereby acknowledges receipt of an executed original of this Restricted Stock Agreement and accepts the right to receive the Stock subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.


                                                 -----------------------------
                                                 Grantee